UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
May 23, 2018
CompX International Inc.
(Exact name of registrant as specified in its charter)
Delaware	1-13905	57-0981653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code
(972) 448-1400

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The registrant held its 2018 annual meeting of stockholders on May 23, 2018.  At the close of business on the record date for the annual meeting 2,426,107 shares of the registrant's class A common stock and 10,000,000 shares of the registrant's class B common stock were issued and outstanding and eligible to vote at the meeting.  Each share of the registrant's class A common stock entitles its holder to one vote.  Each share of the registrant's class B common stock entitles its holder to ten votes with respect to the election of directors and one vote on all other matters.

At the 2018 annual meeting, the registrant's stockholders voted on the three proposals described in detail in the registrant's definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 19, 2018.  Stockholders present at the 2018 annual meeting, either in person or by proxy, represented 97.5% of the 12,426,107 votes eligible at the meeting to vote on all matters other than the election of directors and 99.7% of the 102,426,107 votes eligible at the meeting for the election of each director nominee.

Proposal 1:  Election of Directors

The registrant's stockholders elected Thomas E. Barry, David A. Bowers, Loretta J. Feehan, Robert D. Graham, Terri L. Herrington, Ann Manix, Cecil H. Moore, Jr. and Mary A. Tidlund as directors.  Each director nominee received votes "For" his or her election from at least 99.3% of the eligible votes for the election of each director.

Proposal 2:  Say-on-Pay, Nonbinding Advisory Vote Approving Executive Compensation

The registrant's stockholders adopted a resolution, on a nonbinding advisory basis, approving the compensation of the registrant's named executive officers as described in the registrant's 2018 proxy statement.  The resolution received the approval from 94.2% of the eligible votes for this proposal at the annual meeting.

Proposal 3:  Second amendment and restatement of certificate of incorporation

The registrant's stockholders approved the registrant's second amended and restated certificate of incorporation, as set forth and described in the registrant's 2018 proxy statement.  The second amended and restated certificate of incorporation received the approval from 97.5% of the eligible votes for this proposal at the annual meeting.

Item 7.01	Regulation FD Disclosure.

The registrant hereby furnishes the information set forth in its press release issued on May 23, 2018, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.  The information the registrant furnishes in this report under this Item 7.01, and the exhibit in Item 9.01, is not deemed "filed" for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  Registration statements or other documents filed with the U.S. Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Item No.	Exhibit Index

	99.1	Press release dated May 23, 2018 issued by the registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CompX International Inc.
(Registrant)

By: /s/ Jane Grimm
Date: May 23, 2018	Jane Grimm, Secretary